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                                                                   EXHIBIT 10.25


                                REMEDYTEMP, INC.
                           SOFTWARE LICENSE AGREEMENT


        This License Agreement (hereinafter "Agreement") is entered into as of the _____ day of __________________, 199 _____ (the "Effective Date") by and
between RemedyTemp, Inc., (hereinafter "Remedy") and ___________________________ (hereinafter "Franchisee").

        For good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties hereto agree to the following terms and conditions:

        1. License of Software. Subject to the terms and conditions of this Agreement, Remedy will license to Franchisee one (1) or more I/SEARCH 2000 computer software program(s) and all related materials and documentation (collectively, the "I/SEARCH 2000 Software") for an annual license fee (which shall include all application updates and related support services), installation costs plus shipping and handling costs, and all applicable state/local/federal taxes, as further set forth in this Agreement. Subject to the terms and conditions of this Agreement, Remedy hereby grants to Franchisee a non-transferable non-exclusive right to use the I/SEARCH 2000 Software, ordered and accepted as set forth above, for the term of this Agreement, as set forth in
Section 5 herein.

        2. System Hardware. Franchisee shall maintain, at its sole cost and expense, computer hardware and related equipment designated by Remedy, in its sole discretion, as required for the use of the I/SEARCH 2000 Software. Franchisee shall purchase such required computer hardware and related equipment through Remedy. Remedy may, from time-to-time, modify, change, add or delete specifications required for computer hardware and related equipment. Any change in specifications provided by Remedy shall, which may require the purchase of additional equipment or the upgrade of existing equipment, be implemented within a reasonable time after notice of such change by Remedy and at the sole cost and expense of Franchisee.

        3. Technical Support.

        3.1. Remedy agrees to provide reasonable technical assistance to Franchisee for installation and program support of the I/SEARCH 2000 Software as may be required from time-to-time by Franchisee, the cost of which shall be included in the Annual Fee set forth under Section 6.3. In the event Remedy personnel are required to travel to Franchisee location(s), Franchisee agrees that Franchisee shall pay Remedy all costs incurred as a result of such on-location service. Payment of all such costs incurred shall be due and payable net thirty (30) days upon receipt of invoice.

        3.2 Remedy assumes that Franchisee and its employees shall have the requisite skills to access and use the I/SEARCH 2000 Software. If either Franchisee or

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its employees do not have such requisite skill, Franchisee or its employees shall obtain the skills needed, either through Remedy training or elsewhere, at additional cost to Franchisee.

        4. Hardware and Equipment Service. Franchisee shall purchase a hardware maintenance contract with Remedy's designated vendor (the "Maintenance Vendor") for hardware and equipment service during the term of this Agreement. The cost of such maintenance contract shall be set by the Maintenance Vendor. Franchisee shall look to the Maintenance Vendor or the applicable manufacturer of any hardware and other equipment purchased from Remedy or otherwise used with the I/SEARCH 2000 Software for any and all warranties and service of such items. Remedy shall not be responsible for any warranties, service or support of such items.

        5. Term of Agreement. The term of this Agreement shall be for the term or duration of the original Franchise Agreement, or any renewal thereof, entered into and executed by and between Franchisee and RemedyTemp, Inc. (the "Franchise Agreement"), subject to the provisions of Section 12 of this Agreement.

        6. Payment Terms.

        6.1 The fees for any item or service provided by Remedy to Franchisee under this Agreement shall be as set forth below. Such fees may be changed from time-to-time in Remedy's sole discretion, unless otherwise provided herein. Accordingly, the prices for any items ordered by Franchisee under this Agreement after the Effective Date are subject to change; provided that all fees shall be charged at Remedy's published rates for such items in effect at the time charged.

        6.2 Late Payments. If any amount payable to Remedy under this Agreement or otherwise is not paid when due, Remedy shall be entitled to payment as specified under the Franchise Agreement.

        6.3 Annual Fee. Franchisee shall pay to Remedy an annual fee of Two Thousand Eight Hundred and Thirty-Two Dollars ($2,832) upon execution of this Agreement (the "Annual Fee"). The Annual Fee shall cover all of Franchisee's costs relating to: (1) the licensing the I/SEARCH 2000 Software; (2) Remedy's service of the of I/SEARCH 2000 Software; (3) all Remedy's published updates of the I/SEARCH 2000 Software; and (4) Remedy's technical support of the I/SEARCH 2000 Software. Upon the first year anniversary of the Effective Date, and each subsequent annual anniversary date thereafter, Franchisee shall pay to Remedy an Annual Fee of Two Thousand Eight Hundred and Thirty-Two Dollars ($2,832), for as long as this Agreement remains in effect. The Annual Fees, and any other fees owed to Remedy by Franchisee shall be due and payable as provided under Paragraph 6.5(a) hereof.

        6.4 Hardware Costs. Franchisee shall pay Remedy for any and all hardware and equipment purchased from Remedy upon installation within thirty (30) days upon receipt of invoice, as provided under Paragraph 6.5(b) hereof.


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        6.5 Payments.

        (a) Remedy shall invoice Franchisee for all costs of annual license fees, annual update fees, annual support fees, and all costs for shipping, handling and applicable state/local/federal taxes. All amounts invoiced to Franchisee, pursuant to this paragraph, shall be deducted by Remedy from the Franchisee's Share pursuant to the Franchise Agreement.

        (b) Remedy shall invoice Franchisee all costs for hardware and equipment purchased by Franchisee from Remedy. Payment shall be due and payable to Remedy within thirty (30) days of receipt of invoice.

        6.6 Security Interest. Remedy reserves a security interest in all hardware and equipment purchased hereunder and invoiced to Franchisee and in any proceeds thereof to secure Franchisee's payment obligations to Remedy. Upon Remedy's request, Franchisee agrees to promptly take such actions necessary, and execute any documents required, to perfect and maintain such security interest.

        7. Ownership.

        7.1 Ownership and Use of Software. The I/SEARCH 2000 Software licensed hereunder is solely for Franchisee's use in connection with the Franchised Business (as defined in the Franchise Agreement) at Franchisee's franchise premises. Franchisee understands and agrees that the I/SEARCH 2000 Software shall at all times remain the sole and exclusive property of Remedy. Franchisee shall at no time possess or have any right of ownership or proprietary interest in or to the I/SEARCH 2000 Software, including any modifications thereto. Accordingly, no title to or ownership interest in any part of the I/SEARCH 2000 Software is transferred to Franchisee. Title to all applicable rights in patents, patent rights, copyrights, trademarks, service marks, trade names, trade secrets and proprietary rights in the I/SEARCH 2000 Software are and shall remain in Remedy. Franchisee agrees to be bound by and observe the proprietary nature of I/SEARCH 2000 Software program and further, shall not take any action to jeopardize, limit, or interfere with such proprietary information concerning the I/SEARCH 2000 Software to any third party. Franchisee agrees to take appropriate action by instruction or agreement with its employees who are permitted access to the I/SEARCH 2000 Software to fulfill its obligations hereunder.

        7.2 Title to Hardware. Title to hardware and equipment purchased hereunder shall transfer to Franchisee after all applicable payments therefor have been made. Risk of loss and damage for, hardware and equipment, if any, purchased hereunder shall pass to Franchisee upon shipment to Franchisee, F.O.B. manufacturer's or Remedy's facilities, whichever location such items are shipped from.

        7.3 Rights of Third Parties. Franchisee acknowledges and agrees that its acquisition and use of the hardware, the I/SEARCH 2000 Software and other any other items pursuant to this Agreement may be subject to the rights of Remedy's vendors thereof in such items and to Remedy's obligations to such persons in connection with Remedy's acquisition


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of such items. Accordingly, Franchisee agrees to execute such further instruments and documents required by such persons to evidence or secure such persons' rights in the items acquired by Franchisee under this Agreement.

        8. No Warranty. REMEDY MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND, WHETHER EXPRESS OR IMPLIED (EITHER IN FACT OR BY OPERATION OF LAW), WITH RESPECT TO THE I/SEARCH 2000 SOFTWARE LICENSED HEREUNDER OR ANY HARDWARE OR OTHER EQUIPMENT PURCHASED HEREUNDER, AND ALL SUCH WARRANTIES ARE HEREBY DISCLAIMED. REMEDY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. ANY OTHER REPRESENTATIONS OR WARRANTIES MADE BY ANY PERSON, INCLUDING EMPLOYEES OR REPRESENTATIVES OF REMEDY, WHICH ARE INCONSISTENT HEREWITH SHALL BE DISREGARDED BY FRANCHISEE AND SHALL NOT BE BINDING UPON REMEDY.

        9. Liability Limitations. REMEDY SHALL NOT BE LIABLE FOR ANY LIABILITIES, LOSSES, OR DAMAGES, INCLUDING, WITHOUT LIMITATION, SPECIAL, INDIRECT, OR CONSEQUENTIAL DAMAGES OR LOSS OF USE, REVENUE, OR PROFITS, IN CONNECTION WITH OR ARISING OUT OF ANY FAILURE OR DEFECT IN OR UNAVAILABILITY OR USE OF THE I/SEARCH 2000 SOFTWARE OR THE HARDWARE AND EQUIPMENT, IF ANY, PURCHASED HEREUNDER. REMEDY SHALL NOT HAVE ANY LIABILITY WITH RESPECT TO ANY LOSS OR DAMAGE RELATED TO ANY (i) FAILURE OF THE I/SEARCH 2000 SOFTWARE; OR (ii) ANY USE OF THE I/SEARCH 2000 SOFTWARE OR THE RESULTS OR DECISIONS MADE OR OBTAINED BY USERS OF THE I/SEARCH 2000 SOFTWARE. THE LIMITATIONS CONTAINED IN THIS SECTION SHALL APPLY EVEN IF ANY LIMITED REMEDY FAILS IN ITS ESSENTIAL PURPOSE.

        10. Nondisclosure. Franchisee shall keep confidential and shall require its officers, directors and employees to keep the I/SEARCH 2000 Software confidential. Franchisee shall not disclose the I/SEARCH 2000 Software to any person or entity other than those employees of Franchisee who are authorized to use the I/SEARCH 2000 Software. Franchisee shall use the same degree of diligence and effort to protect the I/SEARCH 2000 Software from disclosure to third parties as Franchisee uses to protect its own confidential information, but in no event shall franchisee use less than reasonable diligence and effort in protecting the I/SEARCH 2000 Software from disclosure. Franchisee shall notify each employee having access to the I/SEARCH 2000 Software of the nondisclosure obligations under this Agreement.

        11. Notice of Inoperability. In the event the I/SEARCH 2000 Software system is not operable for any reason, Franchisee shall notify the designated representative of Remedy within twenty-four (24) hours of such inoperability, or within one (l) business work day, whichever shall first occur.




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        12. License and Agreement Termination. In addition, Remedy shall have the right to terminate Franchisee's license hereunder and this Agreement if Franchisee fails to comply with the terms and conditions of this Agreement or any Franchise Agreement. To exercise such termination rights, Remedy shall give written notice to Franchisee of such failure and if such failure has not been remedied within three (3) days after such notice, the Franchisee's license and this Agreement shall terminate upon written notice from Remedy. Remedy shall also have the right to immediately terminate Franchisee's license and this Agreement upon written notice to Franchisee, if Franchisee breaches any of the provisions of Section 7 or 10 hereof. In the event the Franchise Agreement by and between Remedy and Franchisee is terminated, or the Franchise is closed or sold by Franchisee, unless Franchisee's rights and obligations hereunder are assigned pursuant to the provisions of Section 19 hereof, this Agreement shall automatically terminate.

        13. Consequences of Termination. Upon termination, Franchisee shall return all copies of the I/SEARCH 2000 Software along with all related reference and other descriptive documentation related thereto to Remedy. Upon Remedy's request, Franchisee shall be solely responsible for the return of any and all hardware and related equipment which contains the I/SEARCH 2000 Software to Remedy in order to allow Remedy to remove the I/SEARCH 2000 Software on such hardware and equipment and then return such hardware and equipment to Franchisee. All shipping costs for the above shall be paid by Franchisee. In the event Franchisee ceases to do business, Remedy, in its sole discretion reserves the right to take possession of the hardware and related equipment in order to remove all I/SEARCH 2000 Software and any then existing data contained in the I/SEARCH 2000 Software. If termination occurs prior to the end of a license term for the I/SEARCH 2000 Software and Franchisee has paid in advance for the license hereunder, Remedy shall refund to Franchisee a pro rata amount of the license fee with respect to the remaining license term. In the event of termination, all provisions of Section 7, 8, 9, and 10 shall survive termination of this Agreement.

        14. Insurance. Franchisee shall, during the term of this Agreement, be responsible for maintaining all-risk insurance, including replacement cost in any insurable amount as determined by Franchisee for any loss or damage to system hardware using the I/SEARCH 2000 Software or destruction or loss of data for use with the I/SEARCH 2000 Software maintained on the system. It shall be in the sole discretion of Franchisee to maintain business interruption insurance insuring against interruption of business as a result of any system failure, damage or destruction. Remedy shall not have any responsibility for maintaining any insurance to protect Franchisee against any and all loss or damage to system hardware, software or data contained in the system using the I/SEARCH 2000 Software.

        15. Modification and Discontinuance. All updates to I/SEARCH 2000 Software and all modules or options of I/SEARCH 2000 Software are subject to change, revision, modification or discontinuance with thirty (30) days' advance notice of Franchisees.

        16. Waivers. The waiver or failure of either party to exercise in any respect any right provided for herein shall not be deemed a waiver of any further right thereunder. Termination of a license granted herein or of this Agreement by either party shall not act

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as a waiver of any breaches of the terms and conditions of this Agreement and shall not act as a release of either party from any liability for breach of such party's obligations hereunder.

        17. Equitable Remedies. The obligation of Franchisee under Sections 7, 10, l2, and 13 hereof are of a special and unique character which gives them a peculiar value to Remedy for which Remedy cannot be reasonably or adequately compensated in damages in the event Franchisee breaches such obligations. Therefore Remedy shall, in addition to other remedies which may be available, be entitled to injunctive or other equitable relief in the event of the breach or threatened breach of such obligation.

        18. Representatives and Notices. All notices required to be given hereunder shall be in writing to the parties' representatives at the addresses set forth below. Notice shall be considered delivered and effective three (3) working days after mailing when sent by registered or certified mail, return receipt requested. Notice shall be deemed given on the date of service if personally served or sent by a reputable overnight messenger service or on the date of telecopying, if telecopied, provided that a copy of the telecopy is also sent by United States mail. Either party, upon written notice to the other, may change any name or address to which future notices shall be sent. Any notices under this Agreement shall be sent to the following representatives:

            If to Remedy:

            Attention: Vice President, Information Technology
            RemedyTemp, Inc.
            101 Enterprise
            Aliso Viejo, CA  92656

            If to Franchisee:

            Attention:   __________________________________

                         __________________________________

                         __________________________________

            Telephone:   __________________________________

            Fax:         __________________________________

        19. Assignment. Upon the assignment by Franchisee to any person or entity (the "Assignee") of Franchisee's rights and obligations under the Franchise Agreement in accordance with the provisions thereof, Franchisee shall concurrently therewith assign all of its rights and obligations under this Agreement to the Assignee, who shall, from and after such assignment of this Agreement, assume and perform for the express benefit of Remedy the obligations and liabilities of Franchisee hereunder. Except as set forth in the preceding sentence, any assignment or transfer by Franchisee of this Agreement or of Franchisee's rights or obligations hereunder without the prior written consent of Remedy shall be void and shall constitute an event of default hereunder.


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        20. Further Assurances. Franchisee agrees to take such further actions and to execute and deliver such further documents as may be required to evidence, confirm or consummate the agreements set forth in this Agreement.

        21. Authority. The parties by their respective signatures below acknowledge and affirm that each is an authorized and designated representative to execute this Agreement on behalf of their respective company.

        This Agreement is executed as of the ________ day of _____________, 199__.


RemedyTemp, Inc.                          Remedy Franchisee

By: __________________________________    By: __________________________________

Title:________________________________    Title:________________________________

101 Enterprise
Aliso Viejo, CA  92656                    Address:______________________________




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